As filed with the Securities and Exchange Commission on  June 6, 2011

Registration No. 333-__________

=====================================================================

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

____________________________

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

____________________________

HANCOCK HOLDING COMPANY

(Exact name of registrant as specified in its charter)

                       Mississippi                                                                                                             64-0693170

                          (State or other jurisdiction                                                                                               (I.R.S. Employer

                    of incorporation or organization)                                                                                       Identification No.)

One Hancock Plaza, 2510 14th Street

Gulfport, Mississippi 39501

(228) 868-4000

(Address, including zip code, and telephone number,

including area code, of principal executive offices)

____________________

WHITNEY NATIONAL BANK SAVINGS PLUS PLAN

(Full title of the plan)

_______________________

Joy Lambert Phillips
General Counsel

One Hancock Plaza, 2510 14th Street

Gulfport, Mississippi 39501

(228) 868-4000

(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities

to be registered

Amount

	to be registered (1)

Proposed

maximum offering price
		per share(2)

Proposed

			maximum aggregate offering price(2)	Amount of registration fee
Common Stock, $3.33 par value	150,000	$31.84	$4,776,000	$555

(1)                   Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, the number of shares of common stock registered hereby shall be subject to adjustment to prevent dilution by reason of a stock dividend, stock split, recapitalization or similar transaction that results in an increase in the number of outstanding shares of common stock.

(2)          Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) of the Securities Act of 1933, as amended, and computed on the basis of the average of the high and low sales prices per share of the registrant’s common stock, $3.33 par value, as reported on the NASDAQ Global Select Market on June 2, 2011.

This Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

            Pursuant to that certain Agreement and Plan of Merger dated December 21, 2010 (the “Merger Agreement”) between Hancock Holding Company (the “Registrant”) and Whitney Holding Corporation (“Whitney”), Whitney has been merged with and into the Registrant (the “Merger”), with the Registrant the surviving corporation in the Merger.  In connection with the Merger, the Registrant has assumed the Whitney National Bank Savings Plus Plan, an employee benefit plan that is intended to be qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the “Plan”).  This Registration Statement is being filed pursuant to Rule 462(b) solely to register 150,000 additional shares of the $3.33 par value common stock of the Registrant available for investment and reinvestment of accounts maintained under the Plan.

            Pursuant to General Instruction E of Form S-8, the Registrant hereby incorporates by reference herein the contents of its Post-Effective Amendment No. 2 on Form S-8 to Registration Statement on Form S-4 filed with the Securities and Exchange Commission on June 6, 2011 (Registration No. 333-171882).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.                        Exhibits.

    5.1          Opinion of Phelps Dunbar, L.L.P. as to the legality of the shares to be issued.

   23.1         Consent of PricewaterhouseCoopers LLP.

   23.2         Consent of KPMG LLP.

   23.3         Consent of PricewaterhouseCoopers LLP.

   23.4         Consent of Phelps Dunbar, L.L.P. (included in Exhibit 5.1).

    24          Power of Attorney (included on the signature page attached hereto).

The Registrant undertakes that the Whitney National Bank Savings Plus Plan and any amendment thereto have been or will be submitted to the Internal Revenue Service in a timely manner, and all changes required by the Internal Revenue Service for the Whitney National Bank Savings Plus Plan to be qualified under Section 401 of the Internal Revenue Code of 1986, as amended, have been or will be made.

SIGNATURES

            The Registrant.  Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Gulfport, State of Mississippi, on this 6th day of June, 2011.

                                                                                    HANCOCK HOLDING COMPANY

                                                                                    By:   /s/ Carl J. Chaney

                                                                                          Carl J. Chaney

                                                                                          President, Chief Executive Officer and

                                                                                          Director

                                                                                    By:   /s/ John M. Hairston

                                                                                          John M. Hairston

                                                                                          Chief Executive Officer, Chief Operating

                                                                                          Officer and Director

POWER OF ATTORNEY

            KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears immediately below constitutes and appoints Carl J. Chaney and John M. Hairston, and each or any one of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith and all instruments necessary, appropriate or advisable to enable the Registrant to comply with the Securities Act of 1933, as amended, and other federal and state securities laws, in connection with the Whitney National Bank Savings Plus Plan, and to file any such documents or instruments with the Securities and Exchange Commission, and to do and perform each and every act and thing requisite and necessary to be done, as fully and for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitutes may lawfully do or cause to be done by virtue hereof.

            Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

            Signature                                                          Title                                         Date

  /s/ Carl J. Chaney                                  President, Chief Executive Officer        June 6, 2011

  Carl J. Chaney                                                       and Director

                                                                    (Principal Executive Officer)

   /s/ John M. Hairston                                 Chief Executive Officer, Chief          June 6, 2011

  John M. Hairston                                     Operating Officer and Director

                                                                    (Principal Executive Officer)

   /s/ Michael M. Achary                                    Chief Financial Officer                June 6, 2011

  Michael M. Achary                                 (Principal Financial Officer and

                                                                   Principal Accounting Officer)

  /s/ James B. Estabrook, Jr.                                Chairman and Director                June 6, 2011

  James B. Estabrook, Jr.

  /s/ Alton G. Bankston                                                  Director                          June 6, 2011

  Alton G. Bankston

   /s/ Richard B. Crowell                                               Director                            June 6, 2011

  Richard B. Crowell

   /s/ Don P. Descant                                                     Director                            June 6, 2011

  Don P. Descant

   /s/ Hardy B. Fowler                                                    Director                            June 6, 2011

  Hardy B. Fowler

   /s/ Terence E. Hall                                                     Director                            June 6, 2011

  Terence E. Hall

   /s/ Randy Hanna                                                        Director                            June 6, 2011

  Randy Hanna

  /s/ James H. Horne                                                     Director                            June 6, 2011

  James H. Horne

  /s/ R. King Milling                                                      Director                            June 6, 2011

  R. King Milling

 /s/ Eric J. Nickelsen                                                     Director                            June 6, 2011

  Eric J. Nickelsen

   /s/ Thomas Olinde                                                       Director                            June 6, 2011

  Thomas Olinde

  /s/ John H. Pace                                                           Director                            June 6, 2011

  John H. Pace

  /s/ Christine L. Pickering                                               Director                            June 6, 2011

  Christine L. Pickering

  /s/ Robert W. Roseberry                                                Director                            June 6, 2011

  Robert W. Roseberry

   /s/ Anthony J. Topazi                                                   Director                            June 6, 2011

  Anthony J. Topazi

Exhibit 23.3

EXHIBIT INDEX

Exhibit

Number     Description of Exhibit

    5.1          Opinion of Phelps Dunbar, L.L.P. as to the legality of the shares to be issued.

   23.1         Consent of PricewaterhouseCoopers LLP.

   23.2         Consent of KPMG LLP.

   23.3         Consent of PricewaterhouseCoopers LLP.

   23.4         Consent of Phelps Dunbar, L.L.P. (included in Exhibit 5.1).

    24          Power of Attorney (included on the signature page attached hereto).